Exhibit 32.2

Certificate:

CERTIFICATION OF PERIODIC FINANCIAL REPORT

OF GRAY PEAKS, INC.

I, the undersigned, being the one of the Co-Chief Executive Officers, respectively, of Gray Peaks, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of his information, knowledge and belief, that (1) the Report on Form 10-QSB for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)) and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2007

/s/ Bary Bertiger
Title: Co-Chief Executive Officer